Exhibit 10.2

SEVERANCE AND RELEASE AGREEMENT

This SEVERANCE AND RELEASE AGREEMENT (this “Agreement”) is entered into as of October ____, 2026 (the “Effective Date”), by and between Zone Frontier Inc. (formerly known as CleanCore Solutions, Inc.), a Nevada corporation (the “Company”), and Gary Hollst (“Executive”). The Company and Executive are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

A. Executive is employed as Chief Revenue Officer pursuant to that certain Employment Agreement dated as of January 1, 2025 between the Company and Executive (the “Employment Agreement”).

B. On October 7, 2026, the Company entered into, and closed on the transactions contemplated by, that certain Asset Purchase Agreement, dated as of October 7, 2026 (the “APA”), with Sanzonate Holdings LLC, a Nevada limited liability company (“Buyer”), pursuant to which the Company sold substantially all of the assets of its aqueous ozone cleaning products business (the “Business”) to Buyer. The consummation of such sale is referred to herein as the “Closing,” and the date on which the Closing occurred is referred to herein as the “Closing Date.”

C. In connection with the Closing and the sale of the Business, Executive will not continue in the employ of the Company, and Executive’s employment with the Company will terminate without Cause (as defined in the Employment Agreement) as of the Effective Date (the “Separation Date”), entitling Executive to severance under Section 5(b)(ii) of the Employment Agreement.

D. The Parties desire to set forth the severance to be provided to Executive and the other terms of Executive’s separation from the Company, including a general release of claims in favor of the Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Effectiveness; Separation. Notwithstanding the Effective Date, this Agreement shall become effective and enforceable on the Release Effective Date (as defined in Section 7); provided that Executive has executed and delivered this Agreement to the Company and has not revoked it in accordance with Section 7. Effective as of the Separation Date, Executive hereby resigns from all officer, director, committee and other positions he holds with the Company and any of its subsidiaries and affiliates, and agrees to execute any additional documents reasonably requested by the Company to effectuate such resignations.

2. Accrued Obligations. The Company shall pay Executive, less applicable taxes and withholdings, on the Company’s first regularly scheduled payroll date following the Separation Date: (a) all earned but unpaid Base Salary through the Separation Date (which amount is approximately $6,202 for the period through October 21, 2026, subject to adjustment for any additional days worked through the Separation Date); and (b) approximately $7,634 in respect of sixteen (16) days of accrued but unused paid time off (collectively, the “Accrued Obligations”). Executive shall also be reimbursed for any reasonable business expenses properly incurred through the Separation Date and submitted in accordance with Company policy within thirty (30) days after the Separation Date. The Accrued Obligations are owed to Executive whether or not he executes this Agreement, and any Accrued Obligation not paid on or before the date Executive signs this Agreement shall be paid within three (3) business days thereafter.

3. Severance Payment. Subject only to Executive’s execution and non-revocation of this Agreement, the Company agrees to pay Executive a lump sum cash payment of $125,000, equal to twelve (12) months of Executive’s Base Salary at the annual rate of $125,000 (the “Severance Payment”), in a single lump sum in lieu of the monthly installments provided under Section 5(b)(ii) of the Employment Agreement.

The Severance Payment shall be paid on October 23, 2026 or, if later, within five (5) business days after the Release Effective Date (as defined in Section 7), through the Company’s payroll or, at Executive’s written election, by wire transfer of immediately available funds to an account designated by Executive in writing. The Severance Payment and the Accrued Obligations total $138,836 (subject to adjustment of earned Base Salary through the actual Separation Date). The Severance Payment is not subject to offset, forfeiture, repayment or any condition other than as expressly stated in this Agreement (including Sections 14, 15(a) and 20(c)). Executive acknowledges that (a) absent this Agreement, any severance under Section 5(b)(ii) of the Employment Agreement would be payable only in monthly installments over twelve (12) months, and the payment of the Severance Payment in a single accelerated lump sum is a benefit to which he would not otherwise be entitled; and (b) the accelerated payment of the Severance Payment, the Company’s release of claims under Section 5A and the Company’s other covenants hereunder constitute consideration in addition to anything of value to which he is already entitled.

4. No Other Compensation; Benefits. Executive acknowledges and agrees that, upon receipt of the Accrued Obligations and the Severance Payment, he will have received all salary, wages, bonuses, commissions, paid time off, severance, equity or equity-based awards, benefits and other compensation of any kind owed to him by the Company or any of the Company Releasees (as defined below), and that no other amounts are owed to him; provided that nothing in this Section 4 shall release, waive, offset or otherwise affect any amount owed to Executive under any Retained Agreement (as defined in Section 5), none of which (other than the Share Surrender Agreement, solely to the extent of the Company’s express obligations thereunder) is an obligation of the Company. Executive’s participation in the Company’s employee benefit plans shall end as of the Separation Date, except as otherwise provided under the terms of such plans or applicable law. Executive will receive separate information regarding any right to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), which shall be at Executive’s sole expense. Without limiting the foregoing, Executive acknowledges that all restricted stock units, sales incentive bonuses and other compensation described in Exhibit B to the Employment Agreement have either been paid or settled in full or are forfeited as of the Separation Date, other than any shares of the Company’s capital stock previously issued to Executive.

5. General Release of Claims. In exchange for the Severance Payment and the other consideration provided herein, Executive, on behalf of himself and his heirs, executors, administrators, representatives, successors and assigns, hereby knowingly and voluntarily, irrevocably and unconditionally releases and forever discharges the Company, its past, present and future parents, subsidiaries and affiliates, and each of their respective past, present and future directors, officers, employees, stockholders, agents, attorneys, insurers, employee benefit plans (and the fiduciaries thereof), successors and assigns, solely in their capacities as such (and, as to Clayton Adams and the Buyer Parties (as defined in Section 9), solely in their capacities as directors, officers, employees or stockholders of the Company and not in any individual or other capacity) (collectively, the “Company Releasees”), from any and all claims, demands, causes of action, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, suspected or unsuspected, that Executive ever had, now has or may have against any of the Company Releasees arising out of Executive’s employment with the Company or the termination thereof, based on any act, omission, event or matter occurring on or before the date Executive signs this Agreement (collectively, “Claims”), including, without limitation, any Claims:

(a) arising out of or relating to Executive’s employment with the Company, the terms and conditions of such employment, or the termination thereof;

(b) under the Employment Agreement or any other agreement, offer letter, plan, policy, promise or understanding, whether written or oral, express or implied, including any Claim for salary, bonus, incentive compensation, severance, equity or other compensation or benefits;

(c) under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (other than Claims for vested benefits), the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Nebraska Fair Employment Practice Act, the Nebraska Age Discrimination in Employment Act, the Nebraska Wage Payment and Collection Act, and any other federal, state or local law, regulation or ordinance relating to employment, discrimination, harassment, retaliation, wages or benefits, each as amended; and

(d) for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel, fraud, misrepresentation, defamation, infliction of emotional distress, negligence or any other tort or common law theory, in each case arising out of Executive’s employment with the Company.

Notwithstanding the foregoing, Executive does not release (i) any right to the Accrued Obligations or to enforce this Agreement; (ii) any right to vested benefits under any tax-qualified retirement plan of the Company; (iii) any right to indemnification, advancement of expenses or coverage under any directors’ and officers’ liability insurance policy pursuant to the Company’s articles of incorporation, bylaws, any indemnification agreement or applicable law; (iv) any rights as a holder of the Company’s capital stock; (v) any right to elect COBRA continuation coverage; (vi) any Claim arising after the date Executive signs this Agreement; (vii) any right, claim or remedy under or relating to the Side Letter dated January 21, 2026 between Clayton Adams and Executive, the Make-Whole Note contemplated thereby (and any promissory note issued or to be issued in respect thereof), the Share Surrender Agreement dated December 31, 2025 (the “Share Surrender Agreement”), the Option Agreement referenced therein, or any other agreement between Executive and Clayton Adams, Sanzonate Holdings LLC (including in its capacity as the “SpinCo” referred to in such Side Letter), any other issuer of the Make-Whole Note (other than the Company or any of its subsidiaries) or any Buyer Party (collectively, the “Retained Agreements”), or any claim against any such person (other than the Company and its subsidiaries) in any capacity other than as a director, officer or employee of the Company; or (viii) any Claim that cannot be waived as a matter of law. Executive acknowledges and agrees that, other than the Share Surrender Agreement, neither the Company nor any of its subsidiaries is a party to, or has any obligation or liability under or in respect of, any Retained Agreement, and that nothing in this Agreement creates, assumes or guarantees any such obligation or liability or preserves any Claim against the Company or any of its subsidiaries thereunder. The Parties acknowledge that the Company is a party to the Share Surrender Agreement, which shall remain in full force and effect in accordance with its terms, and that nothing in this Agreement (including this Section 5 and Section 5A) releases, waives, amends or otherwise affects any right or obligation of the Company or Executive under the Share Surrender Agreement, or creates any obligation or liability of the Company in respect of any other Retained Agreement.

Section 5A. Release by the Company. The Company, on behalf of itself and its past, present and future parents, subsidiaries, affiliates, successors and assigns, hereby irrevocably and unconditionally releases and forever discharges Executive and his heirs, executors, administrators, representatives, successors and assigns from any and all claims, demands, causes of action, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, that the Company or any such person ever had, now has or may have against Executive arising out of or relating to Executive’s employment with, or service as an officer of, the Company or any of its affiliates, or any other act, omission, event or matter occurring on or before the date the Company signs this Agreement, other than: (i) claims for breach of this Agreement; (ii) claims arising out of or relating to Executive’s fraud, embezzlement, theft, misappropriation of Company funds or property, or any act or omission constituting a felony or a crime involving moral turpitude; (iii) claims arising out of Executive’s gross negligence, willful misconduct or intentional breach of fiduciary duty; (iv) claims for breach of any confidentiality, non-competition, non-solicitation, invention assignment or other restrictive covenant obligation owed by Executive to the Company or any of its affiliates; (v) any right of the Company to recover, recoup or claw back compensation pursuant to the Company’s clawback policy, Section 304 of the Sarbanes-Oxley Act of 2002, Section 10D of the Securities Exchange Act of 1934 and the rules thereunder, or any other applicable law or listing standard; (vi) any right, claim or remedy of the Company under the Share Surrender Agreement; and (vii) any claim that cannot be released as a matter of law. The Company represents that it has full authority to grant this release and that it has not assigned any claim released hereby.

6. Protected Rights. Nothing in this Agreement (including Sections 5, 10, 11 and 15(c)) or in any other agreement with or policy of the Company prohibits or restricts Executive from: (a) filing a charge or complaint with, communicating with, providing information or documents to, or participating in any investigation or proceeding conducted by the Securities and Exchange Commission (the “SEC”), the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission, in each case without notice to or approval from the Company; (b) receiving an award from a governmental agency (including the SEC) for information provided; (c) testifying truthfully in any legal proceeding or as required by law, subpoena or court order; (d) discussing or disclosing information about unlawful acts in the workplace, including harassment, discrimination or any other conduct Executive has reason to believe is unlawful, or disclosing information concerning any sexual assault or sexual harassment dispute to the extent such disclosure cannot be restricted under applicable law; or (e) exercising any rights Executive may have under Section 7 of the National Labor Relations Act, to the extent applicable. However, to the maximum extent permitted by law, Executive waives any right to recover any individual monetary relief from the Company Releasees in any charge, complaint or lawsuit filed by Executive or on his behalf, other than an award from a governmental agency for information provided. Pursuant to the Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7. ADEA Acknowledgments; Review and Revocation. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given for this Agreement is in addition to anything of value to which he is already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney of his choice prior to executing this Agreement; (b) he has twenty-one (21) days after receiving this Agreement to consider it (although he may voluntarily elect to sign it sooner, and changes to this Agreement, whether material or immaterial, do not restart such period); (c) he may revoke this Agreement within seven (7) days after he signs it by delivering written notice of revocation to the Company’s Chief Executive Officer at tyler@zonefrontier.com; and (d) this Agreement shall not become effective or enforceable until such revocation period has expired without revocation (the first day following such expiration, the “Release Effective Date”). If Executive revokes this Agreement, he shall not be entitled to the Severance Payment.

8. Executive Representations. Executive represents and warrants that: (a) he has not filed or caused to be filed any lawsuit, complaint, charge or claim against any of the Company Releasees; (b) he has reported to the Company any work-related injury or illness; (c) he has been properly provided any leave to which he was entitled; (d) he has not assigned or transferred any Claim released herein; and (e) except as previously disclosed in writing to the Company’s Chief Executive Officer, its Board of Directors or the Audit Committee thereof, he has not knowingly engaged in any conduct that constitutes a violation of law, fraud, or a material violation of the Company’s policies (including its Code of Business Conduct and Ethics). Nothing in this Section 8 limits Section 6, and no representation in this Section 8 shall be a basis for forfeiture of, or any claim for repayment of, any amount paid or payable under this Agreement, except in the case of a representation that Executive knew to be materially false when made.

9. Freedom to Work; No Restrictions. Executive shall be free, at any time before or after the Closing Date, to be employed by or to provide services to any person or entity, including Buyer and its parents, subsidiaries, affiliates and other related parties and any successor to the Business (collectively, the “Buyer Parties”), in any capacity, including as an employee, officer, director, independent contractor (including on a Form 1099 basis), consultant, advisor or agent, including in the aqueous ozone or cleaning industry, and to receive equity, notes or other compensation from any of them. No payment under this Agreement or the Employment Agreement shall be conditioned on, reduced, forfeited, delayed or subject to repayment by reason of any such employment or engagement, and neither the Company nor any of its successors or assigns (including any Buyer Party claiming through the Company) shall assert any non-competition, non-solicitation or similar restriction against Executive, whether arising under the Employment Agreement or otherwise.

10. Confidential Information; Continuing Obligations. Executive acknowledges and agrees that his obligations under Section 6(a)(i) (Confidential Information) of the Employment Agreement, together with the related provisions of Section 6(a)(ii) thereof, shall survive the Separation Date and the termination of the Employment Agreement in accordance with their terms. Executive further agrees not to use or disclose any confidential or proprietary information of the Company that remains with the Company following the Closing. Executive acknowledges that the confidential information of the Business may be enforced by Buyer as a successor to the Company to the extent assigned under the APA. For the avoidance of doubt, nothing in this Section 10 or in Section 6 of the Employment Agreement restricts Executive from competing with the Company or the Buyer Parties, soliciting any person, working in any industry, or using his general skills, knowledge and experience.

11. Non-Disparagement. Subject to Section 6, Executive shall not, directly or indirectly, make, publish or communicate to any person or entity, or in any public forum (including social media), any statement, whether oral, written or electronic, that disparages, defames or maligns the Company or any of its subsidiaries or affiliates, or any of their respective businesses, products, services, directors, officers or employees. The Company shall not, in any press release, filing with the SEC or other official public statement, and shall instruct its directors and executive officers, as of the Separation Date and for so long as they serve in such capacities, not to, make any statement to any third party that disparages, defames or maligns Executive. Nothing in this Section 11 shall prevent any person from making truthful statements to the extent required by applicable law, regulation, securities exchange rule or legal process, in connection with the enforcement of this Agreement or any Retained Agreement, in communications with Clayton Adams, Sanzonate Holdings LLC, any issuer of the Make-Whole Note, or their respective counsel or representatives regarding any Retained Agreement, or in any legal proceeding relating to any Retained Agreement.

12. Return of Property. Executive represents that, on or before the Separation Date, he has returned (or will return) to the Company (or, to the extent such property is among the assets sold under the APA, to Buyer) all property, documents, files, data and equipment of the Company, including all laptops, mobile devices, keys, access cards, credit cards and confidential information, in whatever form, and has not retained any copies thereof, except for documents relating solely to his own compensation and benefits.

13. Cooperation. For a period of twelve (12) months following the Separation Date, Executive shall reasonably cooperate with the Company, upon reasonable notice and at mutually convenient times that do not unreasonably interfere with Executive’s subsequent employment, in connection with (a) the orderly transition of his duties and the completion of the transactions contemplated by the APA; (b) the preparation of the Company’s financial statements and reports required to be filed with the SEC, including providing information reasonably requested regarding periods during which Executive was employed; and (c) any investigation, audit, litigation or other proceeding relating to matters of which Executive has knowledge as a result of his employment. The Company shall reimburse Executive for reasonable, pre-approved out-of-pocket expenses incurred in providing such cooperation and shall compensate Executive at a rate of $250 per hour for all cooperation time in excess of five (5) hours in any calendar month. Executive shall have no obligation to cooperate in any matter in which his interests are adverse to those of the Company or any of its affiliates, and nothing in this Section 13 requires Executive to waive any privilege, any right under Section 6 or any right under any Retained Agreement.

14. Remedies. Executive acknowledges that his obligations under Sections 10, 11 and 12 are material inducements for the Company to enter into this Agreement and that any breach thereof would cause the Company irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, in the event of any breach or threatened breach of such Sections, the Company shall be entitled to injunctive relief and specific performance, without the necessity of posting a bond or proving actual damages, in addition to any other remedies available at law or in equity. Executive shall be entitled to the same injunctive relief and specific performance for any breach or threatened breach by the Company of Section 11. In any action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs. In the event of a material breach by Executive of Section 10, 11 or 12, as determined by a final, non-appealable judgment of a court of competent jurisdiction, the Company shall have no further obligation to pay any unpaid portion of the Severance Payment and Executive shall promptly repay to the Company the gross amount of the Severance Payment previously paid; provided that Executive’s release of Claims under Section 5 shall remain in full force and effect. Except as set forth in the preceding sentence, no breach by Executive shall result in forfeiture or repayment of the Severance Payment or the Accrued Obligations.

15. Clawback; Securities Matters.

(a) Executive acknowledges and agrees that any incentive-based compensation paid or awarded to him by the Company, including any quarterly Additional Compensation or sales incentive bonus, shall be subject to recovery, forfeiture or recoupment in accordance with the Company’s compensation recovery (clawback) policy adopted pursuant to Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 thereunder and the listing standards of the national securities exchange on which the Company’s securities are listed, as in effect from time to time, and any other compensation recovery required by applicable law. No recovery of compensation pursuant to such policy shall constitute a breach of this Agreement or give rise to any Claim by Executive.

(b) Executive acknowledges that he remains subject to the Company’s Insider Trading Policy until the later of the Separation Date or the end of the trading blackout period in effect on the Separation Date and, in any event, until any material nonpublic information regarding the Company in his possession has been publicly disclosed or is no longer material. To the extent Executive is subject to Section 16 of the Exchange Act, Executive shall continue to comply with his reporting obligations thereunder for so long as required by applicable law, and the Company shall provide reasonable assistance with any required filings.

(c) Executive acknowledges that the Company may be required to disclose this Agreement and its terms in its filings with the SEC (including on a Current Report on Form 8-K) and to file this Agreement as an exhibit thereto, and Executive consents to such disclosure. Executive agrees to keep the terms of this Agreement confidential until publicly disclosed by the Company, except for disclosure to his spouse and legal, tax and financial advisors, or as permitted by Section 6.

16. Taxes; Section 409A. All payments under this Agreement shall be subject to applicable tax withholding and deductions. The payments under this Agreement are intended to be exempt from or to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (“Section 409A”), including as short-term deferrals, and this Agreement shall be interpreted accordingly. Each payment hereunder shall be treated as a separate payment for purposes of Section 409A. Executive acknowledges that the Company has made no representations regarding the tax treatment of any payment hereunder and that Executive is solely responsible for any taxes owed by him.

17. Termination of Employment Agreement. Effective as of the Separation Date, the Employment Agreement shall terminate and be of no further force or effect, except for the provisions described in Section 10, which shall survive in accordance with their terms. The non-competition and non-solicitation covenants set forth in Sections 6(a)(iii) and 6(a)(iv) of the Employment Agreement are hereby terminated and of no further force or effect, and the Parties’ agreement with respect to Executive’s engagement by the Buyer Parties is set forth exclusively in Section 9 of this Agreement. The Company represents that it has not assigned, and covenants that it shall not assign, the Employment Agreement or any right under Section 6(a)(iii) or 6(a)(iv) thereof to any person, notwithstanding Section 7(f) of the Employment Agreement. Executive acknowledges that the payments provided herein, including the payment of the Severance Payment in a lump sum in lieu of monthly installments, fully satisfy all obligations of the Company under Section 5(b)(ii) of the Employment Agreement and constitute good and valuable consideration for the release and covenants set forth herein.

18. No Admission. This Agreement does not constitute an admission by the Company or any of the Company Releasees of any wrongdoing, liability or violation of any law, contract or policy, all of which are expressly denied.

19. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to its conflict of laws principles. Each Party irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Douglas County, Nebraska for any action arising out of or relating to this Agreement or Executive’s employment with the Company. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION.

20. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the surviving provisions of the Employment Agreement described in Section 10, constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior negotiations, representations, agreements and understandings, whether written or oral, in each case other than the Retained Agreements and any indemnification, advancement or insurance rights described in clause (iii) of the final paragraph of Section 5, none of which are superseded. Executive acknowledges that he has not relied on any representation or statement not set forth in this Agreement.

(b) Amendment; Waiver. This Agreement may be amended or modified only by a written instrument signed by both Parties. No waiver of any provision shall be effective unless in writing, and no waiver of any breach shall be deemed a waiver of any other or subsequent breach.

(c) Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect; provided, however, that if the release in Section 5 is held invalid or unenforceable as a result of a challenge by Executive, the Company shall be entitled to repayment of the Severance Payment to the extent permitted by law; provided further that the foregoing shall not apply to any challenge by Executive to the validity of his waiver of Claims under the ADEA.

(d) Successors and Assigns. This Agreement is personal to Executive and may not be assigned by him; provided that any amounts payable to Executive hereunder that remain unpaid at his death shall be paid to his estate. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Company may assign this Agreement to any successor to all or substantially all of its business or assets, provided that the assignee assumes in writing all of the Company’s obligations hereunder, whereupon the Company shall be released from such obligations. The Company Releasees are intended third-party beneficiaries of Section 5.

(e) Notices. Notices hereunder shall be in writing and delivered personally, by nationally recognized overnight courier or by email, to the Company at the attention of its Chief Executive Officer (tyler@zonefrontier.com) and to Executive at the most recent address and personal email address on file with the Company, or to such other address as a Party may designate by notice.

(f) Construction. The headings in this Agreement are for convenience only. The word “including” means “including, without limitation.” This Agreement shall be construed as having been jointly drafted, and no presumption shall arise against either Party by virtue of authorship.

(g) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by .pdf, DocuSign or other electronic means shall be deemed original signatures.

EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ALL OF ITS TERMS, INCLUDING THE GENERAL RELEASE OF CLAIMS IN SECTION 5, HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Severance and Release Agreement as of the date first written above.

COMPANY:

ZONE FRONTIER INC.

By:	/s/ Tyler Hassen
Name:	Tyler Hassen
Title:	Chief Executive Officer
Date signed: October 23, 2026

EXECUTIVE:

/s/ Gary Hollst
Gary Hollst
Date signed: October 23, 2026

[Signature Page to Severance and Release Agreement – G. Hollst]